As filed with the Securities and Exchange Commission on September 13, 2002
                            Registration No.  333-59684

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        The Singing Machine Company, Inc.
        ----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                     95-3795478
-----------                                                  ---------------
(State or Jurisdiction of                                    (I.R.S. Employer
(Incorporation or organization)                              Identification No.)

                        The Singing Machine Company, Inc.
                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Address of Principal Executive Office)

                        The Singing Machine Company, Inc.
             Amended and Restated 1994 Management Stock Option Plan
             ------------------------------------------------------
                            (Full Title of the Plan)

               John Klecha, President and Chief Operating Officer
                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
                                                              Maximum           Maximum             Amount
Title of Each Class of              Amount                    Offering          Aggregate           of
Securities to be                    to be                     Price Per         Offering            Registration
Registered                          Registered (1)            Share             Price               Fee (3)
----------                          --------------            -----             -----               -------
Common Stock (2)                       19,500                 $1.11             $ 21,645.00         $ 1.99
Common Stock (2)                      353,175                 $2.04             $720,477.00         $66.28
Common Stock (2)                        7,250                 $3.27             $ 23,707.50         $ 2.18
                                    ----------                -----             -----------         ------
                  TOTAL               379,925                 $6.42             $765,829.50         $70.45

(1) This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the 1994 Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

(2) Calculated in accordance with Rule 457(h), based upon the exercise price of outstanding options.

(3) The Registrant previously paid $631.07 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-59684) to register 1,229,5000 shares of its common stock.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 ("Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register 379,925 additional shares of the Registrant's common stock issuable pursuant to The Singing Machine Company, Inc. Amended and Restated 1994 Management Stock Option Plan (the "1994 Plan"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the Registrant's registration statement relating to the 1994 Plan on Form S-8 (SEC File No. 333-59684) filed with the Securities and Exchange Commission on April 27, 2001.

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRANT STATEMENT

Item 8. Exhibits

         Exhibit No.       Description
         -----------       -----------
          5.1              Opinion of Adorno & Yoss, P.A.*
         10.1              The Singing Machine Company, Inc. Amended and
                           Restated 1994 Management Stock Option Plan*
         23.1              Consent of Salberg &Company, P.A.*
         23.2              Consent of Adorno & Yoss, P.A. (contained in
                           Exhibit 5.1)*

* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The Singing Machine Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Creek, State of Florida, on September 13, 2002.

                                      THE SIGNING MACHINE COMPANY, INC.

                                      By: /s/ Edward Steele
                                          --------------------------------------
                                               Edward Steele, Chairman and Chief
                                               Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                        Date

/s/ Edward Steele                   Chief Executive Officer                             September 13, 2002
---------------------------         and Director
Edward Steele                       (Principal Executive Officer)

/s/ April J.  Green                 Chief Financial Officer                             September 13, 2002
---------------------------         (Principal Financial and
April J.  Green                     Accounting Officer)

/s/ John Klecha                     President, Chief Operating Officer                  September 13, 2002
--------------------------          Secretary and Director
John Klecha

/s/ Josef A. Bauer                  Director                                            September 13, 2002
--------------------------
Josef A. Bauer

/s/ Howard Moore                    Director                                            September 13, 2002
------------------------
Howard Moore

/s/ Robert Weinberg                 Director                                            September 13, 2002
------------------------
Robert Weinberg

                                  EXHIBIT INDEX

5.1               Opinion of Adorno & Yoss, P.A.

10.1              Year 2001 Stock Option Plan

23.1              Consent of Salberg & Company, P.A.

23.2              Consent of Adorno & Yoss, P.A. (contained in Exhibit 5.1)